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
                                                             EXHIBIT 11
                                                             (Continued)
                       ROBERTSON-CECO CORPORATION
       COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (CONTINUED)
      ------------------------------------------------------------
                  (Thousands, except per share amounts)
                               (Unaudited)
                                              YEAR ENDED DECEMBER 31
                                      ----------------------------------

                                      1991        1992         1993
                                      ---------   ---------    ---------
FULLY DILUTED:
     Income (loss) from
  continuing operations. . . . .$(109,033)  $(67,348) $(22,603)
 Less dividends on preferred
   stock. . . . . . . . . . . . .                 281       169       112
                                   ---------  --------  --------
 Fully diluted income (loss) from
    continuing operations. . . . .            (109,314)  (67,517)  (22,715)
   (Loss) from discontinued
   operations . . . . . . . . . .       (15,769)   (3,797)       (2,500)
 Income (loss) from extraordinary
    item . . . . . . . . . . . . .                 -         -       5,367
 Income (loss) from cumulative
    efect of accounting change. .                 -         -      (1,200)
                                 ---------  --------  --------
   Total fully diluted
     earnings (loss). . . . . . . .           $(125,083) $(71,314) $(21,048)
                                   =========  ========  ========
 Average number common shares
   outstanding. . . . . . . . . .                 878       880     6,217
 Assumed conversion of
   convertible debentures . . . .                 -         -         -
 Assumed exercise of stock
   options and warrants . . . . .                 -         -         -
                                ---------  --------    --------
 Total number common share
       assuming full dilution . . . .          878       880     6,217
                                   =========  ========  ========
   Fully diluted earnings (loss)
      per common share from
      continuing operations. . . . .           $ (124.49) $ (76.69) $  (3.65)
   Fully diluted earnings (loss)
      per common share from
      discontinued operations. . . .              (17.95)    (4.31)     (.40)
 Fully diluted earnings (loss)
     per common share from
     extraordinary item . . . . . .                 -         -         .86
 Fully diluted earnings (loss)
   from cumulative effect of
     accounting change. . . . . . .                 -         -        (.20)
                                   ---------  -------- ---------
 Fully diluted earnings (loss)
     per common share . . . . . . . .         $ (142.44) $ (81.00)$   (3.39)
                                =========  ======== =========

                                  -130-

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